UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 27, 2006

                           MONTPELIER RE HOLDINGS LTD.

             (Exact Name of Registrant as Specified in Its Charter)

            Bermuda                      001-31468                98-0428969

(State or Other Jurisdiction of   (Commission File Number)     (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                Mintflower Place
                               8 Par-La-Ville Road
                                 Hamilton HM 08
                                     Bermuda

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (441) 296-5550

                                 Not applicable
          (Former name or former address, if changed since last report)
                            ------------------------

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

Item 7.01         Regulation FD Disclosure.

         On July 27, 2006, Montpelier Re Holdings Ltd. issued a press release announcing second quarter 2006 results, which is attached as Exhibit 99.1. The Company also posted its June 30, 2006 Financial Supplement on their website, which is attached as Exhibit 99.2.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) (3) Wilbur L. Ross, Jr. has been appointed to the Audit Committee of the Board of Directors of the Company, effective July 27, 2006. Mr. Ross's appointment to the Board was disclosed on Form 8-K filed by the Company on June 29, 2006, and this announcement supplements and amends such disclosure.

Item 8.01         Other Events.

Recent Developments

     On July 27, 2006, Montpelier Re Holdings Ltd. reported comprehensive income for the quarter ended June 30, 2006 of $63.2 million, or $0.69 per share, compared with $110.6 million, or $1.65 per share, for the same quarter last year. Net income for the second quarter was $57.6 million. Net income, excluding net realized and unrealized gains and losses and foreign exchange for the second quarter, was $53.5 million.

     Fully converted book value per share (1) increased from $12.27 per share at March 31, 2006 to $13.00 at June 30, 2006, net of a dividend of 7.5 cents per share, an increase of 6.6% (2).

     The combined ratio was 72.9% which included $19 million of net adverse development for the 2005 hurricanes, most of which was due to Hurricane Wilma.

     (1) Fully converted book value per share at June 30, 2006 is based on total shareholders' equity at June 30, 2006 divided by common shares outstanding of 107,875,959, less 11,800,000 common shares subject to the share issuance agreement that is part of the variable forward transaction, plus common shares issuable upon conversion of outstanding share equivalents of 478,421 at June 30, 2006. Fully converted book value per share at March 31, 2006 is based on total shareholders' equity at March 31, 2006 divided by common shares outstanding of 89,179,407 plus common shares issuable upon conversion of outstanding share equivalents of 469,196 at March 31, 2006. Warrants outstanding at June 30, 2006 and March 31, 2006 are not included in the calculations as the exercise price is greater than the book value per share.

     (2) The internal rate of return represents the change in fully converted book value per share from $12.27 at March 31, 2006 to $13.00 at June 30, 2006, after giving effect to the dividend of $0.075 per common share and warrant, excluding 11,800,000 common shares subject to the share issuance agreement that is part of the variable forward transaction. For these purposes fully converted book value per share assumes that the warrants are not exercised if the book value per share is less than the strike price.

     Selected financial data for the second quarter of 2006 is attached as
Exhibit 99.3 hereto, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

         The following exhibits are furnished as part of this report:

         99.1   Press Release of the Registrant, dated July 27, 2006
         99.2   June 30, 2006 Financial Supplement of the Registrant

         The following exhibit is filed as part of this report:

         99.3  June 30, 2006 Selected Financial Data of the Registrant




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Montpelier Re Holdings Ltd.
                                      ------------------------------------------
                                                     (Registrant)


           July 27, 2006              By:/s/  Jonathan B. Kim
        ---------------------         ------------------------------------------
                Date                  Name:  Jonathan B. Kim
                                      Title: General Counsel and Secretary



Index to Exhibits

Exhibit No.       Description
--------------------------------------

99.1              Press Release of the Registrant dated as of July 27, 2006
99.2              June 30, 2006 Financial Supplement of the Registrant
99.3              June 30, 2006 Selected Financial Data of the Registrant